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                                                                    EXHIBIT 23.3

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Global Crossings Ltd. of our report dated November 30, 1999 relating to the consolidated financial statements of IPC Communications, Inc. as of September 30, 1999 and 1998 and for the three years ended September 30, 1999 which appears in Global Crossings Ltd.'s Current Report on Form 8-K filed June 16, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
April 25, 2001